UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 18, 2017

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §24 .12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) Patterson Companies, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on September 18, 2017. There were 95,775,922 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, the holders of 89,809,222 shares of common stock were represented in person or by proxy; therefore, a quorum was present.

(b) The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

Proposal No. 1: Election of Directors

John D. Buck, Alex N. Blanco, Jody H. Feragen, Sarena S. Lin, Ellen A. Rudnick, Neil A. Schrimsher, Les C. Vinney and James W. Wiltz were elected directors of the Company to have terms expiring in 2018, and until their successors shall be elected and duly qualified. The results of the vote were as follows:

	For		Against		Abstain
	Votes	Percentage of Shares Voted	Votes	Percentage of Shares Voted	Votes	Percentage of Shares Voted	Broker Non-Votes
John D. Buck	71,705,700	88.73%	8,945,140	11.07%	153,453	0.18%	9,004,929
Alex N. Blanco	71,725,587	88.76%	8,952,270	11.07%	126,436	0.15%	9,004,929
Jody H. Feragen	71,727,527	88.76%	8,928,892	11.05%	147,874	0.18%	9,004,929
Sarena S. Lin	71,710,002	88.74%	8,946,150	11.07%	148,141	0.18%	9,004,929
Ellen A. Rudnick	70,997,497	87.86%	9,694,270	11.99%	112,526	0.13%	9,004,929
Neil A. Schrimsher	71,687,759	88.71%	8,957,024	11.08%	159,510	0.19%	9,004,929
Les C. Vinney	71,680,730	88.70%	8,946,975	11.07%	176,588	0.21%	9,004,929
James W. Wiltz	71,724,592	88.76%	8,903,067	11.01%	176,634	0.21%	9,004,929

Proposal No. 2: Advisory Vote on Executive Compensation

The proposal regarding advisory approval of the Company’s executive compensation program was approved. The results of the non-binding vote were as follows:

For		Against		Abstain
Votes	Percentage of Shares Voted	Votes	Percentage of Shares Voted	Votes	Percentage of Shares Voted	Broker Non-Votes
70,123,782	86.78%	10,565,506	13.07%	115,005	0.14%	9,004,929

Proposal No. 3: Advisory Vote on Frequency of Shareholder Votes on Executive Compensation

The proposal to recommend, by non-binding vote, whether shareholder votes on executive compensation shall be held every one, two or three years received voting results as follows:

One Year		Two Years		Three Years		Abstain
Votes	Percentage of Shares Voted	Votes	Percentage of Shares Voted	Votes	Percentage of Shares Voted	Votes	Percentage of Shares Voted	Broker Non-Votes
76,469,700	94.63%	222,325	0.27%	3,976,858	4.92%	135,410	0.16%	9,004,929

Proposal No. 4: Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Ernst and Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 28, 2018 was approved. The results of the vote were as follows:

For		Against		Abstain
Votes	Percentage of Shares Voted	Votes	Percentage of Shares Voted	Votes	Percentage of Shares Voted
89,208,439	99.33%	539,948	0.60%	60,835	0.06%

(d) On September 19, 2017, the Company’s Board of Directors decided, in light of the above-referenced vote on Proposal No. 3, that it will include a shareholder vote on the compensation of executives in its proxy materials every one year until the next required vote on the frequency of shareholder votes on the compensation of executives.

Item 8.01	OTHER EVENTS

On September 20, 2017, the Company entered into a stock repurchase plan agreement established in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), in connection with its previously disclosed board-authorized March 2013 plan to purchase up to 25 million shares through March 19, 2018. As of September 20, 2017, a total of approximately 12.8 million shares remain available for purchase under such repurchase authorization. A Rule 10b5-1 plan allows a company to repurchase its shares at times when it otherwise might be unable to do so under the 1934 Act’s insider trading rules.

The Company’s designated broker has authority under the Company’s 10b5-1 repurchase plan agreement (the “Plan”) to repurchase up to $37.5 million of the Company’s common stock through October 27, 2017, unless terminated earlier in accordance with the terms of the Plan. Because the repurchases under the Plan will be subject to specified parameters and certain price and volume restraints as established in the Plan, there is no guarantee as to the exact number of shares that will be repurchased, or that there will be any repurchases at all pursuant to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: September 21, 2017	By:	/s/ Les B. Korsh
Les B. Korsh
Vice President, General Counsel and Secretary